EXHIBIT 32.2

            WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Vion Pharmaceuticals, Inc. (the "Company"), hereby certify that the Quarterly
Report on Form 10-Q of the Company for the quarter ended September 30, 2004 (the
"Report") fully complies with the requirements of Section 13(a) or 15(d) of the
Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2004

                                                 /s/ Howard B. Johnson
                                                 -------------------------
                                                 Howard B. Johnson
                                                 Chief Financial Officer